Overview of FY2004 First Quarter Financial Results (Consolidated)
                     (Prepared in accordance with U.S. GAAP)
                                                                   July 28, 2004
 Company name  Advantest Corporation  (Stock code number: 6857, TSE 1st Section)
                                      (Ticker Symbol: ATE, NYSE)

               (URL http://www.advantest.co.jp/investors/)
                    -------------------------------------

Contacts       Company representative: Toshio Maruyama, Representative Board
                                       Director, President of Corporate
                                       Executive Officers and COO

               Person-in-charge:       Hiroshi Nakamura, Manager, Accounting
                                       Department

                                                           (TEL (03) 3342-7500)

1. Notes to the Quarterly Financial Results:
(1) Use of simplified accounting method:                    Yes
                   Simplified tax effect accounting is used for the calculation of tax expenses for the purpose of the quarterly financial results.

(2) Changes in accounting method from the most recent
    fiscal year:                                            No

(3) Changes in scope of consolidation and equity method
    (as compared to March 31, 2004):                        Yes
                    Number of consolidated subsidiaries:    39
                           (Newly included)                 0
                           (Excluded)                       1
                    Number of unconsolidated subsidiaries:  0
                    Number of affiliates accounted for
                    under the equity method:                0
                           (Newly included)                 0
                           (Excluded)                       0

(4) Advantest's independent outside auditor has not been involved in the preparation of these consolidated quarterly financial statements.

(5) Figures for the corresponding quarter in the previous fiscal year
(FY2002 Q1) are nonexistent and percentage changes therefrom are not available for inclusion in the present presentation.


2. Consolidated Financial Results of FY2004 Q1
(April 1, 2004 through June 30, 2004)

(1)  Consolidated Financial Results

-------------------------------------------------------------------------------------------------------------------------------
                                                                               Net income before
                                   Net sales         Operating income             income taxes                 Net income
-------------------------------------------------------------------------------------------------------------------------------
                                Million     Increase     Million  Multiples       Million  Multiples       Million  Multiples
                                  yen         (%)          yen                      yen                      yen
  FY2004 Q1                      72,065       165.2       22,402  92.5 times       22,660  94.1 times       13,995  97.7 times
  FY2003 Q1                      27,172           -          242           -          241           -          143           -
-------------------------------------------------------------------------------------------------------------------------------
  (For reference) FY2003        174,218                   30,960                   28,878                   17,329
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------
                            Net income per share      Net income per share
                                  (basic)                   (diluted)
-------------------------------------------------------------------------------
                                             Yen                      Yen
  FY2004 Q1                  142.38                     142.02
  FY2003 Q1                    1.46                       1.46
-------------------------------------------------------------------------------
  (For reference) FY2003     176.37                     176.02
-------------------------------------------------------------------------------

(Note): The percentage shown for net sales is the increase rate from the same period of the previous fiscal year, while the multiples shown for operating income, income before income taxes and net income are changes in comparison to the same period of the previous fiscal year.

(Qualitative Information Regarding Consolidated Financial Results)

     During the first quarter of the current fiscal year, Advantest's operating environment remained robust owing to continuous strong sales of flat-screen TVs, DVD recorders and other digital consumer products and the increased capital expenditure needs of Japanese semiconductor makers amidst stabilization of DRAM prices and steady demand for PCs. As a result, Advantest was able to exceed by far its 1Q projections set forth at the beginning of the current fiscal year. During the quarter, incoming orders increased by 143.6% to (Y) 77.6 billion from the same quarter of last year and net sales increased by 165.2% to (Y) 72.0 billion from the same quarter of the preceding year. In terms of profits, the income before income taxes increased 94.1 times as much as the same quarter of the previous year to (Y) 22.6 billion and net quarterly income, 97.7 times as much as the same quarter of the previous year to (Y) 13.9 billion. Overseas sales as a percentage of total sales was 73.6%, as compared to 60.3% in the same quarter of last fiscal year.

(Results by Business Segment)

In accordance with the restructuring of the business and organization Advantest regrouped its two business segments - "Automated Test Equipment" and "Measuring Instruments" - into three business segments -
"Semiconductor and Component Test System", "Mechatronics System" and "Services, Support and Others" effective from April 1, 2004. With respect to results by business segment for the first quarter of the current fiscal year, incoming orders, net sales and operating income of the Semiconductor and Component Test System business segment were (Y) 58.8 billion, 54.0 billion and 19.3 billion respectively. The Mechatronics System business segment posted incoming orders, net sales and operating income of (Y) 13.4 billion, 12.4 billion and 4.7 billion, respectively while the Services, Support and Others business segment recorded (Y) 5.3 billion, 5.5 billion and 0.6 billion, respectively.










(2)   Changes in Consolidated Financial Position

----------------------------------------------------------------------------------------------------------------------------
                                                                                                   Stockholders' equity
                        Total assets        Stockholders' equity       Equity-to-assets ratio             per share
----------------------------------------------------------------------------------------------------------------------------
                             Million yen             Million yen                           %                    Yen
  FY2004 Q1             341,443              234,517                        68.7                    2,385.79
  FY2003 Q1             281,870              210,405                        74.7                    2,141.61
--------------------------------------------------------------------- ------------------------------------------------------
                                                                            67.0                    2,256.59
(For reference) FY2003  330,808              221,768
----------------------------------------------------------------------------------------------------------------------------





(Consolidated Cash Flows)

----------------------------------------------------------------------------------------------------------------------------------
                    Cash flows from operating   Cash flows from investing  Cash flows from financing    Cash and cash equivalents
                           activities                 activities                 activities                 at end of period
----------------------------------------------------------------------------------------------------------------------------------
                                 Million yen                 Million yen                Million yen                 Million yen
  FY2004 Q1                 10,383                     (2,489)                 (2,140)                      107,535
  FY2003 Q1                  3,908                       (406)                   (976)                       90,140
----------------------------------------------------------------------------------------------------------------------------------
  (For reference) FY2003    28,215                     (5,070)                 (6,376)                      101,146
----------------------------------------------------------------------------------------------------------------------------------

(Qualitative Information Regarding Changes in Consolidated Financial Position)

     With respect to Advantest's financial position for the first fiscal quarter, total assets increased by (Y) 10.6 billion due to the increase of accounts receivables by (Y) 12.6 billion to (Y) 341.4 billion while total liabilities decreased by (Y) 2.1 billion from the same period from the previous year to (Y) 106.2 billion. The decrease was primarily due to the decrease of accounts payable by (Y) 4.1 billion. Shareholders' equity amounted to (Y) 234.5 billion. As a result, equity-to-assets ratio increased 1.7 percentage points from last fiscal year end to 68.7%.

    (Cash Flow Statements)

     Cash and cash equivalents at the end of the first fiscal quarter increased by (Y) 6.3 billion from the end of the previous fiscal year to (Y) 107.5 billion.

     Cash flows from operating activities was an inflow of (Y)10.3 billion, which consisted of among others, a substantial increase in quarterly net income despite the increase in accounts receivables.

     Cash flows from investing activities was an outflow of (Y) 2.4 billion, which consisted of primarily of capital expenditures on tangible fixed assets including lease assets.

     Cash flows from financing activities was an outflow of (Y) 2.1 billion, which consisted primarily of dividends paid.



3. Projected Results for FY2004 (April 1, 2004 through March 31, 2005)
-------------------------------------------------------------------------------
                                        Income before
                  Net sales              income taxes           Net income
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                       Million yen            Million yen           Million yen
  FY2004 interim  140,000                 42,000                26,000
  FY2004          250,000                 70,000                43,000
-------------------------------------------------------------------------------
(Reference) Projected net income per share for the fiscal year: (Y) 437.45

(Qualitative Information Regarding Projected Results)

     With respect to Advantest's projected results in the second quarter and beyond, the prospect for semiconductor related capital investments remains strong throughout the interim. As a result, Advantest anticipates increase in sales and profits against the interim earning forecast released on April 26, 2004. Accordingly, consolidated and unconsolidated earning forecasts have been revised as shown in the attachment, "Revision of Earnings Forecast for the Fiscal Year Ending March 2005."

     While the net sales forecast for the fiscal year remains unchanged, the earnings forecast for the fiscal year is revised as aforementioned due to the prospect of the profit ratio improving beyond the initial forecast. As a result, initial income before income taxes and net income forecasts for the fiscal year have been revised as shown in the attachment, "Revision of Earnings Forecast for the Fiscal Year Ending March 2005."



(Note) Figures presented in the Quarterly Financial Results have been rounded to the nearest million yen.


         Cautionary Statement with Respect to Forward-Looking Statements

     This document contains "forward-looking statements" that are based on Advantest's current expectations, estimates and projections. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause Advantest's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These factors include: (i) changes in demand for the products and services produced and offered by Advantest's customers, including semiconductors, communications services and electronic goods; (ii) circumstances relating to Advantest's investment in technology, including its ability to timely develop products that meet the changing needs of semiconductor manufacturers and communications network equipment and components makers and service providers; (iii) significant changes in the competitive environment in the major markets where Advantest purchases materials, components and supplies for the production of its products or where its products are produced, distributed or sold; and (iv) changes in economic conditions, currency exchange rates or political stability in the major markets where Advantest procures materials, components and supplies for the production of its principal products or where its products are produced, distributed or sold. A discussion of these and other factors which may affect Advantest's actual results, levels of activity, performance or achievements is contained in the "Operating and Financial Review and Prospects", "Key Information - Risk Factors" and "Information on the Company" sections and elsewhere in Advantest's annual report on Form 20-F, which is on file with the United States Securities and Exchange Commission.


Quarterly Consolidated Financial Statements (Summary)                           Advantest Corporation -  Consolidated (June 2004)

1. Quarterly Consolidated Balance Sheets (Summary)
----------------------------------------------------------------------------------------------------------------------------------

                                                 Q1 of FY2004              FY2003            Increase       Q1 of FY2003
                                             (As of June 30, 2004)  (As of March 31, 2004)  (Decrease)  (As of June 30, 2003)
----------------------------------------------------------------------------------------------------------------------------------
          Item                       Notes    Amount   Percentage     Amount   Percentage    Amount         Amount     Percentage
                                            (in million    (%)     (in million   (%)        (in million    (in million      (%)
                                               yen)                  yen)                     yen)           yen)
---------------------------------------------------------------------------------------------------------------------------------
                 (Assets)

 Cash and cash equivalents                  107,535                 101,146                 6,389           90,140

 Trade accounts receivable, less    *1       88,818                  76,133                12,685           41,802
 allowance for doubtful accounts

 Inventories                                 46,406                  49,423                (3,017)          35,774

Other current assets                         23,154                  29,060                (5,906)          16,910
                                          ---------               ---------              ---------       ---------

   Total current assets                     265,913     77.9        255,762       77.3     10,151          184,626        65.5

 Investment securities                        7,818      2.3          7,952        2.4       (134)           7,157         2.6

 Property, plant and equipment, net  *2      51,253     15.0         50,516       15.3        737           53,934        19.1

 Intangible assets, at cost, less             3,509      1.0          3,756        1.1       (247)           4,859         1.7
 accumulated amortization

 Other assets                                12,950      3.8         12,822        3.9        128           31,294        11.1
                                          ---------               ---------              ---------       ---------
   Total assets                             341,443    100.0        330,808      100.0     10,635          281,870       100.0
                                          ---------               ---------              ---------       ---------
================================================================================================================================
             (Liabilities)

 Current installments of long-term
 debt                                         4,543                   4,543                    --            2,243

 Trade accounts payable                      34,048                  38,214                (4,166)          13,536

 Other current liabilities                   25,482                  23,854                 1,628           13,289
                                          ---------               ---------              ---------       ---------
   Total current liabilities                 64,073     18.8         66,611       20.1     (2,538)          29,068        10.3


 Long-term debt, excluding current           20,083      5.9         20,083        6.1         --           24,626         8.7
   installments

 Accrued pension and severance cost          18,618      5.5         18,348        5.6        270           14,642         5.2

 Other noncurrent liabilities                 3,495      0.9          3,411        1.0         84            2,746         1.0
                                          ---------               ---------              ---------       ---------
   Total liabilities                        106,269     31.1        108,453       32.8     (2,184)          71,082        25.2
                                          ---------               ---------              ---------       ---------

           (Minority interests)

 Minority interests                             657      0.2            587        0.2         70              383         0.1

          (Stockholders' equity)

 Common stock                                32,363      9.5         32,363        9.8         --           32,363        11.5

 Capital surplus                             32,973      9.7         32,973       10.0         --           32,973        11.7

 Retained earnings                          188,867     55.2        177,404       53.5     11,463          161,708        57.4

 Accumulated other comprehensive     *3      (6,960)    (2.0)        (8,061)      (2.4)     1,101           (3,472)       (1.2)
 income (loss)

 Treasury stock                             (12,726)    (3.7)       (12,911)      (3.9)       185          (13,167)       (4.7)
                                          ---------               ---------              ---------       ---------
   Total stockholders' equity               234,517     68.7        221,768       67.0     12,749          210,405        74.7
                                          ---------               ---------              ---------       ---------
   Total liabilities and                    341,443    100.0        330,808      100.0     10,635          281,870       100.0
   stockholders' equity                   ---------               ---------              ---------       ---------

(Notes)

1.  Allowance for doubtful accounts           2,461                   2,464                   (3)            1,292

2.  Accumulated depreciation of              65,599                  64,533                 1,066           68,827
    property, plant and equipment

3.  Accumulated other comprehensive
    income (loss)

      Foreign currency translation           (7,100)                 (8,087)                  987           (3,674)
      adjustments

      Net unrealized gains on securities      1,435                   1,422                    13              202

      Minimum pension liability adjustments  (1,295)                 (1,396)                  101               --



                                                                                Advantest Corporation -  Consolidated (June 2004)



2. Quarterly Consolidated Statements of Income (Summary)
--------------------------------------------------------------------------------------------------------------------------------
                                            Q1 of FY2004              Q1 of FY2003            Increase               FY2003
                                       (April 1, 2004 through    (April 1, 2003 through      (Decrease)      (April 1, 2003 through
                                           June 30, 2004)            June 30, 2003)                            March 31, 2004)
--------------------------------------------------------------------------------------------------------------------------------

                  Item                  Amount      Percentage      Amount      Percentage      Amount           Amount   Percentage
                                     (in million      (%)        (in million       (%)      (in million        (in million     (%)
                                        yen)                         yen)                         yen)              yen)
------------------------------------------------------------------------------------------------------------------------------------
   Net sales                                 72,065     100.0          27,172   100.0              44,893         174,218     100.0

   Cost of sales                             34,027      47.2          14,839    54.6              19,188          85,513      49.1
                                            -------                   -------                     -------         -------
      Gross profit                           38,038      52.8          12,333    45.4              25,705          88,705      50.9

   Research and development                   5,813       8.1           5,077    18.7                 736          21,637      12.4
   expenses

   Selling, general and
   administrative expenses                    9,823      13.6           7,014    25.8               2,809          36,108      20.7
                                            -------                    ------                     -------         -------
      Operating income                       22,402      31.1             242     0.9              22,160          30,960      17.8

   Other income (expense):

      Interest and dividend income      98                        90                           8             339

      Interest expense                (113)                     (121)                          8            (469)

      Minority interests (loss)        (65)                      (35)                        (30)           (214)

      Other                            338      258       0.3     65       (1)   (0.0)       273     259  (1,738)  (2,082)     (1.2)
                                     --------------              ---------------         ----------------------------------

        Income before income                 22,660      31.4              241    0.9             22,419           28,878      16.6
        taxes

   Income taxes                               8,665      12.0               98    0.4              8,567           11,549       6.6
                                            -------                     ------                  --------          -------
        Net income                           13,995      19.4              143    0.5             13,852           17,329      10.0
                                            -------                     ------                  --------          -------




                                           Q1 of FY2004              Q1 of FY2003           Increase               FY2003
                                       (April 1, 2004 through    (April 1, 2003 through     (Decrease)      (April 1, 2003 through
                                           June 30, 2004)            June 30, 2003)                            March 31, 2004)
------------------------------------------------------------------------------------------------------------------------------------
                  Item                     Amount (in yen)          Amount (in yen)       Amount (in yen)      Amount (in yen)
------------------------------------------------------------------------------------------------------------------------------------
 Net income per share

   Basic                                 142.38                        1.46                   140.92            176.37

   Diluted                               142.02                        1.46                   140.56            176.02
------------------------------------------------------------------------------------------------------------------------------------


                                                     Advantest Corporation - Consolidated (June 2004)


3. Quarterly Consolidated Statements of Cash Flows (Summary)

----------------------------------------------------------------------------------------------------------------------------------
                                                               Q1 of FY2004            Q1 of FY2003               FY2003
                                                          (April 1, 2004 through  (April 1, 2003 through  (April 1, 2003 through
                                                              June 30, 2004)          June 30, 2003)          March 31, 2004)
---------------------------------------------------------------------------------------------------------------------------------
                          Item                                    Amount                  Amount                  Amount
                                                             (in million yen)        (in million yen)        (in million yen)
----------------------------------------------------------------------------------------------------------------------------------
I  Cash flows from operating activities:
     Net income                                                        13,995                 143                  17,329

     Adjustments to reconcile net income to net cash provided by operating activities:

       Depreciation and amortization                                    2,036               2,407                   9,328

       Decrease (increase) in trade accounts receivable               (12,254)              1,269                 (35,285)

       Decrease (increase) in inventories                               3,284                (700)                (14,570)

       Increase (decrease) in trade accounts payable                   (4,632)              2,678                  29,190

       Other                                                            7,954              (1,889)                 22,223
                                                          ------------------------------------------------------------------------
          Net cash provided by operating activities                    10,383               3,908                  28,215
                                                          ------------------------------------------------------------------------

II Cash flows from investing activities:
       Purchases of property, plant and equipment                      (2,436)               (785)                 (5,068)

       Other                                                              (53)                379                      (2)
                                                          ------------------------------------------------------------------------
          Net cash used in investing activities                        (2,489)               (406)                 (5,070)
                                                          ------------------------------------------------------------------------

III Cash flows from financing activities:
       Dividends paid                                                  (2,319)               (909)                 (2,462)

       Other                                                              179                 (67)                 (3,914)
                                                          ------------------------------------------------------------------------

          Net cash used in financing activities                        (2,140)               (976)                 (6,376)
                                                           ------------------------------------------------------------------------


IV    Net effect of exchange rate changes on cash and                     635                 276                  (2,961)
      cash equivalents
                                                          ------------------------------------------------------------------------
V     Net change in cash and cash equivalents                           6,389               2,802                  13,808
VI    Cash and cash equivalents at beginning of period                101,146              87,338                  87,338
                                                          ------------------------------------------------------------------------
VII   Cash and cash equivalents at end of period                      107,535              90,140                 101,146
                                                          ------------------------------------------------------------------------


                                                                        Advantest Corporation - Supplemental Information (June 2004)


Supplemental Information to FY2004 First Quarter Financial Results

1. Business Segment Operating Income

                                                                           (In billion yen; truncated after the hundred million)
---------------------------------------------------------------------------------------------------------------------------------
                                                            Q1 of FY2004             Q1 of FY2003              Increase
                                                         (April 1, 2004 through   (April 1, 2003 through       (Decrease)
                                                             June 30, 2004)           June 30, 2003)

---------------------------------------------------------------------------------------------------------------------------------

                                                           Amount     Percentage    Amount     Percentage         Amount
                                                                         (%)                      (%)
---------------------------------------------------------------------------------------------------------------------------------
  Semiconductor and       Sales to unaffiliated              54.0       94.5          17.4       97.7               36.6
component test system     customers


                          Intersegment sales                  3.1        5.5           0.4        2.3                2.7
                      -------------------------------------------------------------------------------------------------------
                      Net sales                              57.2      100.0          17.8      100.0               39.4
                      -------------------------------------------------------------------------------------------------------
                      Operating expenses                     37.8       66.2          17.6       98.6               20.2
                      -------------------------------------------------------------------------------------------------------
                      Operating income                       19.3       33.8           0.2        1.4               19.1

-----------------------------------------------------------------------------------------------------------------------------
 Mechatronics system      Sales to unaffiliated              12.4       99.2           5.1       98.6                7.3
                          customers


                          Intersegment sales                  0.0        0.8           0.0        1.4                0.0
                      -------------------------------------------------------------------------------------------------------
                      Net sales                              12.5      100.0           5.1      100.0                7.4
                      -------------------------------------------------------------------------------------------------------
                      Operating expenses                      7.7       61.7           4.5       87.4                3.2
                      -------------------------------------------------------------------------------------------------------
                      Operating income                        4.7       38.3           0.6       12.6                4.1
-----------------------------------------------------------------------------------------------------------------------------
  Services, support       Sales to unaffiliated               5.5      100.0           4.5      100.0                1.0
     and others           customers

                          Intersegment sales                    -          -             -          -                  -
                      -------------------------------------------------------------------------------------------------------
                      Net sales                               5.5      100.0           4.5      100.0                1.0
                      -------------------------------------------------------------------------------------------------------
                      Operating expenses                      4.9       89.2           4.3       95.2                0.6
                      -------------------------------------------------------------------------------------------------------
                      Operating income                        0.6       10.8           0.2        4.8                0.4
-----------------------------------------------------------------------------------------------------------------------------
   Elimination and        Sales to unaffiliated                 -          -             -          -                  -
      corporate           customers

                          Intersegment sales                 (3.2)      100.0         (0.4)      100.0             (2.8)
                      -------------------------------------------------------------------------------------------------------
                      Net sales                              (3.2)      100.0         (0.4)      100.0             (2.8)
                      -------------------------------------------------------------------------------------------------------
                      Operating expenses                     (0.9)          -          0.4          -              (1.3)
                      -------------------------------------------------------------------------------------------------------
                      Operating income                       (2.3)          -         (0.8)         -              (1.5)
-----------------------------------------------------------------------------------------------------------------------------
    Consolidated          Sales to unaffiliated                  72.0      100.0      27.1      100.0               44.9
                          customers

                          Intersegment sales                        -          -         -          -                  -
                      -------------------------------------------------------------------------------------------------------
                      Net sales                                  72.0      100.0      27.1      100.0               44.9
                      -------------------------------------------------------------------------------------------------------
                      Operating expenses                         49.6       68.9      26.9       99.1               22.7
                      -------------------------------------------------------------------------------------------------------
                      Operating income                           22.4       31.1       0.2        0.9               22.2
-----------------------------------------------------------------------------------------------------------------------------


2. Geographic Segment Net Sales

                                                                              (In billion yen; truncated after the hundred million)
--------------------------------------------------------------------------------------------------------------------------------
                                            Q1 of FY2004             Q1 of FY2003         Increase            FY2003
                                        (April 1, 2004 through   (April 1, 2003 through   (Decrease)   (April 1, 2003 through
                                           June 30, 2004)           June 30, 2003)                         March 31, 2004)
--------------------------------------------------------------------------------------------------------------------------------

                                         Amount     Percentage    Amount     Percentage    Amount         Amount     Percentage
                                                       (%)                      (%)                                    (%)
------------------------------------------------------------------------------------------------------------------------------------
    Americas                               8.1         11.3         2.1          8.0         6.0           16.2        9.3
------------------------------------------------------------------------------------------------------------------------------------
    Europe                                 2.9          4.1         1.7          6.6         1.2           10.4        6.0
------------------------------------------------------------------------------------------------------------------------------------
    Asia                                   42.0        58.2        12.4         45.7        29.6           89.5       51.4
------------------------------------------------------------------------------------------------------------------------------------
          Overseas total                   53.0        73.6        16.3         60.3        36.7          116.2       66.7
------------------------------------------------------------------------------------------------------------------------------------
    Japan                                  18.9        26.4        10.7         39.7         8.2           57.9       33.3
------------------------------------------------------------------------------------------------------------------------------------
          Consolidated                     72.0       100.0        27.1        100.0        44.9          174.2      100.0
------------------------------------------------------------------------------------------------------------------------------------


                                                          Advantest Corporation - Supplemental Information (June 2004)

3. Consolidated Net Sales by Business Segment

                                                                 (In billion yen; truncated after the hundred million)
-----------------------------------------------------------------------------------------------------------------------

                                                       Q1 of FY2004             Q1 of FY2003             Increase
                                                  (April 1, 2004 through   (April 1, 2003 through       (Decrease)
                                                      June 30, 2004)            June 30, 2003)
===================================================================================================================
            Semiconductor and component test                        54.0                 17.4               36.6
            system
       ----------------------------------------------------------------------------------------------------------------
            Mechatronics system                                     12.4                  5.1                7.3
       ----------------------------------------------------------------------------------------------------------------
            Services, support and others                             5.5                  4.5                1.0
       ----------------------------------------------------------------------------------------------------------------

Net sales total                                                     72.0                 27.1               44.9
-----------------------------------------------------------------------------------------------------------------------



4. Consolidated Volume of Order and Orders Backlog by Business Segment

                                                                 (In billion yen; truncated after the hundred million)
-----------------------------------------------------------------------------------------------------------------------

                                                       Q1 of FY2004             Q1 of FY2003             Increase
                                                  (April 1, 2004 through   (April 1, 2003 through       (Decrease)
                                                      June 30, 2004)            June 30, 2003)
=======================================================================================================================
            Semiconductor and component test                        58.8                   20.7              38.1
            system
       ----------------------------------------------------------------------------------------------------------------
            Mechatronics system                                     13.4                    6.5               6.9
       ----------------------------------------------------------------------------------------------------------------
            Services, support and others                             5.3                    4.5               0.8
       ---------------------------------------------------------------------------------------------------------------
Total volume of orders                                              77.6                   31.8              45.8
-----------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------

                                                       Q1 of FY2004           Q1 of FY2003             Increase
                                                  (April 1, 2004 through (April 1, 2003 through       (Decrease)
                                                      June 30, 2004)         June 30, 2003)
======================================================================================================================
            Semiconductor and component test                        45.6                   14.3              31.3
            system
       ---------------------------------------------------------------------------------------------------------------
            Mechatronics system                                     10.2                    5.4               4.8
       ---------------------------------------------------------------------------------------------------------------
            Services, support and others                             1.1                    1.6               (0.5)
       ---------------------------------------------------------------------------------------------------------------
Total orders backlog                                                57.0                   21.4               35.6
----------------------------------------------------------------------------------------------------------------------
(Note)  The amount of incoming orders for any given period consists of the sum of the revenues for such period and the amount of backlog at the end of such period less the backlog at the end of the previous fiscal year. Backlog is calculated based on incoming orders, which are recorded as such once a written customer order is received.


5. Consolidated Cash Flows


                                                                 (In billion yen; truncated after the hundred million)
-----------------------------------------------------------------------------------------------------------------------
                                                       Q1 of FY2004             Q1 of FY2003            FY2003
                                                  (April 1, 2004 through   (April 1, 2003 through  (April 1, 2003 through
                                                      June 30, 2004)           June 30, 2003)           March 31, 2004
======================================================================================================================
            Operating activities                                   10.3                    3.9                   28.2
       ----------------------------------------------------------------------------------------------------------------
            Investing activities                                   (2.4)                  (0.4)                  (5.0)
       ----------------------------------------------------------------------------------------------------------------
            (Free cash flows)                                       7.8                    3.5                   23.1
       ----------------------------------------------------------------------------------------------------------------
            Financing activities                                   (2.1)                  (0.9)                  (6.3)
       ----------------------------------------------------------------------------------------------------------------
Total cash flows                                                    5.7                    2.5                   16.7
-----------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                        107.5                   90.1                  101.1
-----------------------------------------------------------------------------------------------------------------------


6. Consolidated Capital Expenditures, Depreciation and Amortization and Research and Development Expenses
                                                                 (In billion yen; truncated after the hundred million)
-----------------------------------------------------------------------------------------------------------------------
                                           Q1 of FY2004              Q1 of FY2003           Increase               FY2003
                                       (April 1, 2004 through    (April 1, 2003 through     (Decrease)      (April 1, 2003 through
                                           June 30, 2004)            June 30, 2003)                            March 31, 2004)
--------------------------------------------------------------------------------------------------------------------------------
Capital expenditures                                 2.3                    0.6               1.7                       5.6
-----------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                        2.0                    2.4              (0.4)                      9.3
-----------------------------------------------------------------------------------------------------------------------------
Research and development expenses                    5.8                    5.0               0.8                      21.6
---------------------------------------------------------------------------------------------------------------------------------


7. Number of Employees (Advantest Corporation and Consolidated Subsidiaries)

                                                                                                                         (Persons)
----------------------------------------------------------------------------------------------------------------------------------

                                                    Q1 of FY2004              FY2003            Increase       Q1 of FY2003
                                               (As of June 30, 2004)    (As of March 31, 2004)  (Decrease)  (As of June 30, 2003)
----------------------------------------------------------------------------------------------------------------------------------
Unconsolidated                                              1,468                  1,450               18                 1,630
----------------------------------------------------------------------------------------------------------------------------------
Affiliates                                                  2,096                  2,094                2                 1,914
----------------------------------------------------------------------------------------------------------------------------------
Consolidated full-time employee total                       3,564                  3,544               20                 3,544
----------------------------------------------------------------------------------------------------------------------------------